UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013 (May 16, 2013)

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2923 Smith Road, Fairlawn, Ohio	44333	(330) 666-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

________________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On May 22, 2013,  the Company issued a press release announcing the election of Robert H. Milbourne as a director of Central Federal Corporation and CFBank effective May 16, 2013.  A copy of the press release is included as Exhibit 99 to this report.

There was no arrangement or understanding between Mr. Mibourne and any other persons pursuant to which Mr. Milbourne was selected as a director.  Mr. Milbourne was appointed to the Audit Committee, Compensation and Management Development Committee, and the Corporate Governance and Nomination Committee of the Board of Directors.

Mr. Milbourne was approved as director to fill the remaining unexpired term of former director, William R. Downing, which expires on the date of the Annual Meeting in 2014.

There are no material plans, contracts or arrangements (whether or not written) to which Mr. Milbourne is a party or in which he participates requiring disclosure under this item.

The press release is attached as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99  Press release issued May 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                Central Federal Corporation

Date:  May 22, 2013By:/s/ John W. Helmsdoerfer

John W. Helmsdoerfer, CPA

Chief Financial Officer